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                                                                    Exhibit 99.2


                 [LETTERHEAD OF HOEFER & ARNETT, INCORPORATED]



In connection with the proposed merger of Texas Bancshares, Inc., San Antonio, Texas and Wells Fargo & Company, San Francisco, California, the undersigned, acting as an independent financial analyst to the common shareholders of Texas Bancshares, Inc., hereby consents to the reference to our firm in the proxy statement and to the inclusion of our fairness opinion as an exhibit to the proxy statement.

/S/ HOEFER & ARNETT, INCORPORATED

Austin, Texas
September 1, 1999